Exhibit 99.1

RELEASE AGREEMENT

READ IT CAREFULLY

NOTICE TO GARY OCEPEK:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it. By signing this Release Agreement, you are agreeing to completely release Ottawa Savings Bancorp, Inc., Ottawa Savings Bancorp MHC and Ottawa Savings Bank and their subsidiaries, affiliates, directors and officers. Therefore, you should consult with an attorney before signing this Release Agreement. You have twenty-one (21) days from the day of receipt of this document to consider this Release Agreement. The twenty-one (21) days will begin to run on the day after receipt. You may waive this twenty-one (21) day period. If you choose to sign this Release Agreement, you will have an additional seven (7) days following the date of your signature to revoke this Release Agreement, and this Release Agreement will not become effective or enforceable until the revocation period has expired.

This Release Agreement (the “Release Agreement”) is entered into as of May 18, 2010, by and among Ottawa Savings Bancorp, Inc. (“Corporation”), Ottawa Savings Bancorp MHC (“MHC”), Ottawa Savings Bank (“Bank”) and Gary Ocepek (“Executive”) (collectively, the “Parties”).

WHEREAS, Executive currently serves as President and Chief Executive Officer of Corporation, MHC and Bank and as a member of the board of directors of each; and

WHEREAS, Executive, Corporation and Bank entered into an amended and restated employment agreement dated December 12, 2008, (the “Ocepek Employment Agreement”); and

WHEREAS, Executive will resign from his employment and director positions effective May 31, 2010; and

WHEREAS, the Parties wish to terminate the Ocepek Employment Agreement and enter into this Release Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1. Termination of Ocepek Employment Agreement and Regulations. Executive, Corporation, MHC and Bank hereby mutually agree that Executive’s employment and the Ocepek Employment Agreement shall terminate and be cancelled absolutely as of May 31, 2010; provided that the Parties agree that Section 11g, Continuing Covenant Not to Compete or Interfere with Relationships of the Ocepek Employment Agreement survive termination and continue in full force and effect and are incorporated herein by reference.

Executive confirms his termination of service with Corporation, MHC and Bank, all of their subsidiaries, affiliates, joint ventures, partnerships, or any other business enterprises, as well as from any directorship or from any office or position with any trade group or any charitable organization which he holds on behalf of Corporation, MHC or Bank. Executive hereby confirms his resignation from any and all of Corporation’s, MHC’s and Bank’s, and their subsidiaries’ and affiliates’ boards of directors.

Neither Corporation nor Bank, nor their successors, shall have any further obligations under the Ocepek Employment Agreement and Executive shall have no further rights under the Ocepek Employment Agreement. Executive acknowledges that he has received all wages and other benefits due him by virtue of the Ocepek Employment Agreement.

2. Consideration and Other Benefits.

a. Subject to Paragraph 16 of this Release Agreement, Bank shall pay Executive a lump sum amount equal to $316,767 minus applicable taxes and deductions. One-half of this amount, or $158,383.50 shall be paid on the first payroll date after the expiration of the revocation period of the Supplemental Release Agreement and the other one-half, or $158,383.50, shall be paid on the first payroll date after January 1, 2011, in consideration of signing this Release Agreement and releasing Corporation, MHC and Bank as further provided in Paragraph 3 of this Release Agreement. Executive acknowledges and agrees that he shall not be entitled to any separate payment for accrued or unpaid vacation time. Executive acknowledges and agrees that the benefits to be provided to Executive pursuant to this Paragraph 2 are, in significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.

b. All of Executive’s accrued and vested benefits under the Ottawa Savings Bank Employee Stock Ownership Plan, the Ottawa Savings Bank Employee Savings and Profit Sharing Plan and Trust and the Ottawa Savings Bank Salary Continuation Agreement, entered into by and between Executive and Bank as of April 1, 2007, shall be available for distribution to Executive in accordance with the terms of such arrangements.

c. Executive shall continue to have any rights with respect to vested stock options granted to him under the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan (the “Equity Plan”) in accordance with the written award agreement evidencing the stock options and the terms of the Equity Plan. Executive will forfeit and relinquish all rights to any shares of restricted stock granted to him under the Equity Plan that have not vested as of May 31, 2010.

d. Through August of 2011, Bank will provide supplemental Medicare coverage to Executive on the same cost-sharing basis as a current employee. Executive will pay 25% of the assessed premiums and Bank will pay 75% of the assessed premiums. Beginning after August of 2011, Executive may continue the supplemental Medicare coverage on a 50%/50% cost-sharing basis. Executive’s spouse will be eligible to receive coverage under COBRA. Bank will pay 50% of the assessed premium for Executive’s spouse through August of 2011, and will not pay any portion of the premium after August of 2011. Executive will be billed quarterly at the beginning of each calendar quarter at the applicable rate.

3. Release and Waiver of Executive. Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases Corporation, MHC and Bank and their respective predecessors, successors, affiliates, subsidiaries, parents, partners, shareholders, directors, officers, agents, employees, attorneys, and all other persons or entities who could be said to be jointly or severally liable with them from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, related to Executive’s employment, termination of employment, Ocepek Employment Agreement or termination thereof, including but not limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g., intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Federal Older Workers Benefit Protection Act, any whistleblower provision of any statute or law, the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974, as amended, any other statute, regulation or law or amendments thereto, claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive’s behalf by others (including the Equal Employment Opportunity Commission); or any other federal, state or local laws or regulations relating to employment or benefits associated with Executive’s employment, excepting only:

a. rights to indemnification Executive has under Section 13 of the Ocepek Employment Agreement and that Executive may have under (i) applicable corporate law, (ii) the articles of incorporation, charter or bylaws of Corporation and Bank, or (iii) as an insured under any director’s and officer’s liability insurance policy now or previously in force;

b. claims for benefits under any health, disability, retirement, other similar employee benefit plan or employee pension plan within the meaning of ERISA; and

c. the rights Executive may have with respect to the consideration and other benefits as provided for under Paragraph 2 of the Release Agreement.

Executive, Corporation and Bank acknowledge that this Release Agreement is in full settlement of the disputed claims between the Parties.

4. Release of Corporation, MHC and Bank. For and in consideration of the promises set forth in this Agreement, Corporation, MHC and Bank hereby forever releases, waives and discharges Executive from each and every claim, demand, cause of action, fees, liabilities or right of any sort (based upon legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), known or unknown, which Corporation, MHC and Bank ever had, now have, or hereafter may have against Executive by reason of any actual or alleged act, omission, transaction, practice, policy, procedure, conduct, occurrence, or other matter from the beginning of the world up to and including the effective date of Executive’s resignation, including without limitation, those in connection with, or in any way related to or arising out of, Executive’s employment or termination of employment or any other agreement, understanding, relationship, arrangement, act, omission or occurrence, with Corporation, MHC and Bank; provided, notwithstanding the generality of the foregoing, nothing herein will be deemed to release Executive from (a) any intentional or knowing violations of law or regulation, (b) any intentional acts of misconduct engaged in by Executive while employed as an employee of Corporation, MHC and Bank or while serving as an officer or director of Corporation, MHC and Bank, including misappropriation, fraud or theft or (c) any other act or omission that would constitute grounds for terminating Executive’s employment for “cause” (as defined in the Ocepek Employment Agreement).

5. Acceptance Period. The following notice is included in this Release Agreement as required by the Older Workers Benefit Protection Act:

You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days. You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after Executive receives this Release Agreement. It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the “Acceptance Period”). In order to accept this Release Agreement, Executive must sign his name and date his signature at the end of this Release Agreement and return it to Bank via Jon Kranov, Ottawa Savings Bank, 925 LaSalle Street, Ottawa, Illinois, 61350. If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, the receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Release Agreement.

6. Revocation Period. Executive has the right to revoke this Release Agreement at any time within seven (7) days from the date Executive signs and delivers this Release Agreement to Bank (the “Revocation Period”), and this Release Agreement will not become effective and enforceable until the Revocation Period has expired. (NOTE: The Revocation Period will begin on the day after the day on which Executive has signed this Release Agreement and delivered it to Bank. It will then run for seven (7) calendar days and expire at the end of the seventh (7th) day.) In order to revoke this Release Agreement, Executive must notify Bank in writing of his decision to revoke this Release Agreement. Executive must ensure that Bank (via Jon Kranov, at the address indicated in Paragraph 4 above) receives his written notice of revocation at his office within the aforementioned Revocation Period. If the seventh (7th) day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, Bank’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Release Agreement. Provided that the Revocation Period expires without Executive having revoked this Release Agreement, this Release Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

Executive further agrees that the consideration described in this Release Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether expressed or implied, that Executive may have arising out of his employment relationship, or his service as an employee or officer of Corporation, MHC or Bank, the termination of such employment relationship, the Ocepek Employment Agreement or the termination of the Ocepek Employment Agreement. Nothing in this Release Agreement, however, shall be deemed a waiver or release of any claims arising under this Release Agreement.

7. Cooperation and Non-Disparagement. Executive agrees that he will not disparage or make derogatory comments about Corporation, MHC and Bank or any of their subsidiaries or affiliates and including their present and former officers, directors, employees, agents, or attorneys, or their business practices. Executive also agrees not to submit any proposals in connection Corporation’s meetings of shareholders, or propose, nominate, or solicit any person or persons for the office of director of Corporation or join or participate in any group (as may be defined by the U.S. Securities and Exchange Commission) in connection therewith for five (5) years from the date of this Release Agreement.

Corporation, MHC and Bank will not make nor will they authorize any defamatory comments to be made regarding Executive. Corporation, MHC and Bank, furthermore, will use their best efforts to prevent their employees and directors from making defamatory comments regarding Executive.

8. Confidential Information.

a. Executive agrees that, except as legally required, he will not communicate the terms and conditions of this Release Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors. Corporation, MHC and Bank agree that, except as legally required, they will not communicate the terms and conditions of this Release Agreement or the negotiations preceding it to any persons other than their attorneys, accountants and tax advisors.

b. Executive hereby acknowledges that as a result of his employment, he has had access to, obtained, or developed certain confidential, nonpublic, and/or legally privileged information, which includes, but is not limited to: information relating to Corporation’s and Bank’s past, present or future business activities; trade secrets; financial information; technical systems; new product development; acquisition prospects and strategies; compliance matters; information contained in personnel files and medical files; the business operations; the internal structure of Corporation and Bank; the names of and any and all information, including personal consumer information requiring protection under federal financial privacy laws, respecting the past, present and prospective customers or clients of Corporation and Bank; target customers or markets; past, present or future research done by Corporation respecting the business or operations of Corporation and Bank; financial information; vendor or provider contracting arrangements; funding sources, services; systems; methods of operation; sales and marketing information; methods; procedures; referral sources, referral source information, or referral lists; revenues; costs; expenses; operating data; reimbursements; contracts; contract forms; arrangements; plans; prospects; correspondence; memoranda and office records; electronic and data processing files and records; identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of Corporation and Bank (“Information”). All such Information, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of Corporation, MHC and Bank, or being used by Corporation, MHC and Bank, are the sole and confidential property of Corporation, MHC and Bank and shall be treated as confidential. Executive agrees to hold inviolate, not to disclose, and to keep secret all such Information and will not for any reason or purpose use, permit to be used, or disclose to any party any Information not already publicly available or otherwise considered to be in the public domain.

c. If he has not already done so, Executive agrees to return to Bank and Corporation, and not keep a copy of, all confidential information including, but not limited to: written information, files (including electronic files), materials, lists, or other financial information, documents, and other materials or records or writings of any type, including copies thereof, made, used or obtained by Executive in connection with his relationship with Corporation, MHC and Bank.

9. Corporation and Bank Not Executive’s Advisor. Corporation, MHC and Bank make no representation or warranty, express or implied, to Executive regarding the treatment of this Release Agreement or any payments Executive may receive by virtue of or in connection with any provision of this Release Agreement, under state, federal, or local laws pertaining to income or other taxation, nor do they provide to Executive any advice regarding the financial, investment, or legal desirability of his entering into this Release Agreement or making any elections or granting any releases referred to herein; and Executive acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Release Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Release Agreement and any decisions or elections which Executive may subsequently make in relation to any of the subject matter of this Release Agreement.

10. Agreement Freely and Voluntarily Entered Into. Executive warrants and represents that he has signed this Release Agreement after an opportunity for review and consultation with legal counsel of his choice and that he understands this Release Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

11. Executive’s Representations. In connection with his entering into this Release Agreement, and as an inducement for Corporation, MHC and Bank to enter into this Release Agreement, Executive hereby represents the following matters:

a. That Executive has carefully read and fully understands all of the provisions of this Release Agreement; and

b. That Executive has had such time as Executive deemed necessary to review, consider, and deliberate as to the terms of this Release Agreement.

12. Severability. Should any provision(s) of this Release Agreement be determined, in a proceeding to enforce or interpret this Release Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either Executive or Corporation, MHC and Bank, the remainder of this Release Agreement shall continue in full force and effect.

13. Notices. Unless otherwise provided in this Release Agreement, any notice required or permitted to be given under this Release Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive offices of Corporation, MHC and Bank in the case of notices to Corporation, MHC and Bank.

14. Choice of Law. This Release Agreement shall be governed by, construed under and enforced pursuant to the laws of the State of Illinois.

15. Complete Written Settlement. This Release Agreement expresses a full and complete settlement of all disputes between Executive and Corporation, MHC and Bank and their subsidiaries and affiliates. Executive agrees that there are absolutely no agreements or reservations relating to termination of Executive’s employment and Executive’s release of Corporation, MHC and Bank that are not clearly expressed in writing herein. This Release Agreement may not be modified except in writing signed by all Parties hereto. Executive further agrees that the consideration described herein is the only severance that he will receive with regard to his termination of employment.

16. Section 409A. Notwithstanding anything in this Release Agreement to the contrary, to the extent payments do not meet the short-term deferral exception of Section 409A of the Internal Revenue Code and, in the event Executive is a “Specified Employee” (as defined herein), no payment shall be made to Executive under this Release Agreement prior to the first day of the seventh month following Executive’s termination from service in excess of the “permitted amount” under Section 409A of the Code. For these purposes the “permitted amount” shall be an amount that does not exceed two times the lesser of: (A) the sum of Executive’s annualized compensation based upon the annual rate of pay for services provided to Corporation and Bank for the calendar year preceding the year in which Executive’s termination from service occurs, or (B) the maximum amount that may be taken into account under a tax-qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the calendar year in which Executive’s termination from service occurs. Any payments up to the permitted amount may be made beginning on the 30th day following Executive’s termination from service. Any payment in excess of the permitted amount shall be made to Executive beginning on the first day of the seventh month following Executive’s termination from service. “Specified Employee” shall be interpreted to comply with Section 409A of the Internal Revenue Code and shall mean a key employee within the meaning of Section 416(i) of the Internal Revenue Code (without regard to Section 5 thereof), but an individual shall be a “Specified Employee” only if the employer is a publicly-traded institution or a subsidiary of a publicly traded institution.

17. Disclosure Obligation. Executive acknowledges that, under federal securities law, Corporation is obligated to disclose the material terms of this Release Agreement and a copy of the Release Agreement in a filing on Form 8-K or as otherwise advised by counsel.

18. Binding on Successors and Assigns. This Release Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

19. Counterparts. This Release Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

20. Supplemental Release Agreement. Executive agrees to deliver to Bank an executed Supplemental Release Agreement attached as Exhibit A within 21 days after the effective date of his resignation. Executive hereby acknowledges and agrees that all obligations of Corporation, MHC and Bank (including the obligation to make or provide payments and benefits pursuant to Section 2) that relate to its obligations after the resignation date are contingent upon Executive’s execution of (and not revoking) the Supplemental Release Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Release Agreement as of the date first written above.

ATTEST:	OTTAWA SAVINGS BANCORP, INC.

/s/ Stan Dale	By:	/s/ Keith Johnson
For the Board of Directors

OTTAWA SAVINGS BANCORP MHC

/s/ Stan Dale	By:	/s/ Keith Johnson
For the Board of Directors

OTTAWA SAVINGS BANK

/s/ Stan Dale	By:	/s/ Keith Johnson
For the Board of Directors

WITNESS	EXECUTIVE

/s/ Jessica Rodriguez	/s/ Gary Ocepek
Gary Ocepek

Exhibit A

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement, dated as of May 31, 2010, is delivered by Gary Ocepek (“Executive”) to and for the benefit of the Released Parties (as defined below). Executive acknowledges that this Supplemental Release Agreement is being executed in accordance with Section 20 of the Release Agreement dated [date] (the “Agreement”).

1. General Release.

a. Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases Corporation, MHC and Bank and their respective predecessors, successors, affiliates, subsidiaries, parents, partners, shareholders, directors, officers, agents, employees, attorneys, and all other persons or entities who could be said to be jointly or severally liable with them from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, related to Executive’s employment, termination of employment, Ocepek Employment Agreement or termination thereof, including but not limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g., intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Federal Older Workers Benefit Protection Act, any whistleblower provision of any statute or law, the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974, as amended, any other statute, regulation or law or amendments thereto, claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive’s behalf by others (including the Equal Employment Opportunity Commission); or any other federal, state or local laws or regulations relating to employment or benefits associated with Executive’s employment, excepting only:

i. rights to indemnification Executive has under Section 13 of the Ocepek Employment Agreement and that Executive may have under (i) applicable corporate law, (ii) the articles of incorporation, charter or bylaws of Corporation and Bank, or (iii) as an insured under any director’s and officer’s liability insurance policy now or previously in force;

ii. claims for benefits under any health, disability, retirement, other similar employee benefit plan or employee pension plan within the meaning of ERISA; and

iii. the rights Executive may have with respect to the consideration and other benefits as provided for under Paragraph 2 of the Release Agreement.

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Executive, Corporation and Bank acknowledge that this Release Agreement is in full settlement of the disputed claims between the Parties.

b. The foregoing release does not in any way affect: (1) Executive’s rights of indemnification to which Executive was entitled immediately prior to his resignation date under Section 13 of the Ocepek Employment Agreement (as defined in the Agreement); (2) Executive’s vested rights under any tax-qualified retirement plan, equity plan, or salary continuation plan maintained by Corporation or Bank (both as defined in the Agreement and as set forth in Section 2 of the Agreement); and (3) the right of Executive to take whatever steps may be necessary to enforce the terms of the Agreement.

c. For purposes of this Supplemental Release Agreement, the “Released Parties” include Corporation, MHC, Bank (as defined in the Agreement) and their subsidiaries, affiliates, directors and officers.

2. No Existing Suit. Executive represents and warrants that, as of the Effective Date (as defined below), he has not filed or commenced any suit, claim, charge, complaint, action, arbitration, or legal proceeding of any kind against the Released Parties.

3. Knowing and Voluntary Waiver. By signing this Supplemental Release Agreement, Executive expressly acknowledges and agrees that: (a) he has carefully read it and fully understands what it means; (b) he has discussed this Supplemental Release Agreement with an attorney of his choosing before signing it; (c) he has been given at least 21 calendar days to consider this Supplemental Release Agreement; (d) he has agreed to this Supplemental Release Agreement knowingly and voluntarily and was not subjected to any undue influence or duress; (e) the consideration provided him under Agreement is sufficient to support the releases provided by him under this Supplemental Release Agreement; (f) he may revoke his execution of this Supplemental Release Agreement within seven (7) days after he signs it by sending written notice of revocation as set forth below; and (g) on the eighth day after he executes this Supplemental Release Agreement (the “Effective Date”), this Supplemental Release Agreement becomes effective and enforceable, provided that Executive does not revoke it during the revocation period. Any revocation of Executive’s execution of this Supplemental Release Agreement must be submitted, in writing, to Bank at its main office, to the attention of Jon Kranov, stating “I hereby revoke my execution of the Supplemental Release Agreement.” The revocation must be personally delivered to the Chairman of the Board or mailed to Jon Kranov within seven (7) days of Executive’s execution of this Supplemental Release Agreement. If the last day of the revocation period is a Saturday, Sunday or legal holiday, then the revocation period will be extended to the following day which is not a Saturday, Sunday or legal holiday. Executive agrees that if he does not execute this Supplemental Release Agreement or, in the event of revocation, he will not be entitled to receive any of the payments or benefits under Section 2 of the Agreement. Executive must execute this Supplemental Release Agreement on or before the date that is 21 days after Executive’s effective resignation date.

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This Supplemental Release Agreement is final and binding and may not be changed or modified.

Date:
Gary Ocepek

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